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                                                                    EXHIBIT 99.1

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                                      PROXY

                                     ISOCOR

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



         The undersigned shareholder of ISOCOR, a California corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, each dated December __, 1999, and hereby appoints __________________ and _________________, and each of them, proxies and attorneys-in-fact, with full power to each of substitution and resubstitution, on behalf and in the name of the undersigned, to represent the undersigned at the special meeting of shareholders of ISOCOR to be held on Wednesday, January 19, 2000, at 10:00 a.m., local time, at ___________________________ California ________, and at any and
all continuation(s) or adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

         Both of such attorneys or substitutes as shall be present and shall act at said meeting or any and all continuation(s) or adjournment(s) thereof (or if only one shall be present and acting, then that one) and shall have and may exercise all the powers of said attorneys-in-fact hereunder.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR ADOPTION OF THE AGREEMENT AND PLAN OF REORGANIZATION, DATED AS OF OCTOBER 20, 1999, BY AND AMONG CRITICAL PATH, INC. ("CRITICAL PATH"), INITIALIZE ACQUISITION CORP., A WHOLLY-OWNED SUBSIDIARY OF CRITICAL PATH, AND ISOCOR, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTER(S) AS MAY PROPERLY COME BEFORE THE MEETING.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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SEE REVERSE                                                         SEE REVERSE
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ISOCOR
C/O [NAME AND ADDRESS
OF PROXY SOLICITOR]


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[X]   PLEASE MARK
      VOTES AS IN
      THIS EXAMPLE                                    FOR      AGAINST   ABSTAIN

1.    Proposal to adopt the Agreement and Plan of     [  ]      [  ]      [  ]
      Reorganization, dated as of October 20,
      1999, by and among Critical Path, Inc.
      ("Critical Path"), Initialize Acquisition
      Corp., a wholly-owned subsidiary of Critical
      Path, and ISOCOR

      In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting or any and all continuation(s) or adjournment(s) thereof.

            MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]
            This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person. If shares are held by joint tenants or as community property, both should sign.


Date:____________                                Signature:____________________


Date:____________                                Signature:____________________


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